Exhibit (d)(8)(ii)

AMENDMENT to INVESTMENT ADVISORY AGREEMENT

This Amendment (the “Amendment”) is made and entered into on this 20th day of December, 2013 between RBC Global Asset Management (U.S.) Inc. (the “Adviser”), a Minnesota corporation, and RBC Funds Trust, a Delaware statutory trust (the “Trust”) on behalf of its series listed on Exhibit A (each of the Series referred to herein as a “Fund” and collectively the “Funds”) and hereby amends that certain Investment Advisory Agreement (the “Agreement) dated September 1, 2011 between the Adviser and the Trust.

WHEREAS, the Adviser and the Trust have entered into the Agreement; and

WHEREAS the Adviser and the Trust desire to amend the Agreement.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

SECTION 1. EXHIBIT A. Exhibit A to the Agreement is hereby amended and restated, as attached.

SECTION 2. Agreement Continuation. The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

RBC GLOBAL ASSET MANAGEMENT (U.S.) INC.		RBC FUNDS TRUST

By:		By:
Name:	Michael Lee	Name:	Kathleen Gorman
Title:	President and CEO	Title:	President

EXHIBIT A

Name of Fund	Annual Fee Rate	Effective Date	Initial Term Through
RBC BlueBay Emerging Market Select Bond Fund	0.80%	September 1, 2011	October 31, 2012
RBC BlueBay Emerging Market Corporate Bond Fund	0.95%	September 1, 2011	October 31, 2012
RBC BlueBay Global High Yield Bond Fund	0.75%	September 1, 2011	October 31, 2012
RBC BlueBay Global Convertible Bond Fund	0.80%	September 1, 2011	October 31, 2012
RBC BlueBay Absolute Return Fund	0.75%	November 27, 2012	October 31, 2013
RBC Emerging Markets Equity Fund	0.95%	December 20, 2013	October 31, 2014
RBC Emerging Markets Small Cap Equity Fund	1.25%	December 20, 2013	October 31, 2014
RBC Short Duration Fixed Income Fund	0.30%	December 30, 2013	October 31, 2014
RBC Ultra-Short Fixed Income Fund	0.25%	December 30, 2013	October 31, 2014